Exhibit 99.1

Education Funding Capital Trust-IV

Statements to Noteholders

November 30, 2004

(per Section 11.04)

Payments on each Series of Notes during the month ended:				November 30, 2004

		Principal	Interest	Carryover Interest
Series 2004A-1		—	—	—
Series 2004A-2		—	—	—
Series 2004A-3		—	—	—
Series 2004A-4		—	158,666.67	—
Series 2004A-5		—	151,666.67	—
Series 2004A-6		—	136,500.00	—
Series 2004B-1		—	81,666.67	—

		—	528,500.01	—

Information on Each Series of Notes as of:				November 30, 2004

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2004A-1	157,851,925.00	0.9285407	1.92000%	N/A
Series 2004A-2	390,000,000.00	1.0000000	2.04000%	N/A
Series 2004A-3	100,000,000.00	1.0000000	2.07000%	N/A
Auction Rate Notes (28-day ARS):
Series 2004A-4	100,000,000.00	1.0000000	2.23000%	—
Series 2004A-5	100,000,000.00	1.0000000	2.11000%	—
Series 2004A-6	90,000,000.00	1.0000000	2.18000%	—
Series 2004B-1	50,000,000.00	1.0000000	2.30000%	—

	987,851,925.00			—

Education Funding Capital Trust-IV

Statements to Noteholders

November 30, 2004

(per Section 11.04)

Value of the Trust Estate as of:					November 30, 2004

Principal Balance of Financed Student Loans					928,699,131.90
Accrued Interest on Financed Student Loans					7,348,843.22
Cash and Investment Balance					35,612,572.65
Accrued Interest on Cash and Investments					51,624.28

					971,712,172.05

Accrued Interest and Fees with respect to the Notes					2,020,779.37

Pool Balance					928,699,131.90

Parity Percentage					98.16%

Senior Parity Percentage					103.39%

Rollforward of Indenture Funds during month ended:					November 30, 2004

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	4,159,913.43	9,105,707.55	0.00	9,878,519.25	5,000,000.00
Withdrawals	(1,515,099.46)	(8,717,321.76)	—	(15,133.66)	—
Deposits	1,516,174.31	8,396,131.15		15,133.66	—

Ending Balance	4,160,988.28	8,784,516.94	0.00	9,878,519.25	5,000,000.00

Amounts allocated during month ended:					November 30, 2004

Servicing fees					200,584.04
Administration fee					—
Auction agent fee					2,644.44
Broker dealer fee					66,111.11
Calculation agent fee					—
Trustee fee					—

					269,339.59

Activity on Financed Student Loans during month ended:					November 30, 2004

Recoveries of Principal					4,152,842.21

Recoveries of Interest					2,012,132.88

Acquisitions of Financed Student Loans					—

Sales of Financed Student Loans					—

Initial federal reimbursement claims					227,633.50

Rejected federal reimbursement claims					—

Education Funding Capital Trust-IV

Statements to Noteholders

Portfolio Statistics

November 30, 2004

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	22,448	645,124,719	69.47%	28,739
Repayment - Delinquent	2,201	62,029,466	6.68%	28,182
Forbearance	1,618	56,996,434	6.14%	35,226
Deferment	4,496	164,548,512	17.72%	36,599

Total Repayment	30,763	928,699,132	100.00%	30,189

Total Portfolio	30,763	928,699,132	100.00%	30,189

Breakdown of Delinquent:
11 - 30 days	945	26,900,282	2.90%	28,466
31 - 60 days	543	14,846,953	1.60%	27,342
61 - 90 days	253	7,123,290	0.77%	28,155
91 - 120 days	140	3,737,112	0.40%	26,694
121 - 150 days	86	2,417,742	0.26%	28,113
151 - 180 days	79	2,384,780	0.26%	30,187
181 - 210 days	69	2,016,670	0.22%	29,227
211 - 240 days	38	1,167,167	0.13%	30,715
241 - 270 days	35	1,062,391	0.11%	30,354
Over 270 days	13	373,079	0.04%	28,698
Claim Filed	0	0	0.00%	0

Total Delinquent	2,201	62,029,466	6.68%	28,182

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	30,763	928,699,132	100.00%	30,189

Total	30,763	928,699,132	100.00%	30,189